EXHIBIT 23.3

CONSENT OF DANIELSON ASSOCIATES INC.

                We hereby consent to the use of our firm's name under the caption "Experts" in the Registration Statement of Great Lakes Bancorp, Inc. on Form SB-2 (Registration No. 333-109204) and the filing of our appraisal letter dated, November 10, 2003 as an exhibit to such Registration Statement.

DANIELSON ASSOCIATES INC.
	By:	/s/ Arnold G. Danielson
Arnold G. Danielson Chairman
Date: November 24, 2003